Exhibit 10.2

AMENDED AND RESTATED DEALER MANAGER AGREEMENT

February 5, 2025

Blackstone Securities Partners L.P.

345 Park Avenue

New York, NY 10154

This Amended and Restated Dealer Manager Agreement (this “Agreement”) is entered into by and between Blackstone Infrastructure Strategies L.P. (the “Fund”) and Blackstone Infrastructure Strategies (TE) L.P. (the “Feeder”), each a Delaware limited partnership (the Fund and the Feeder, collectively, the “Partnership”), and Blackstone Securities Partners L.P. (the “Dealer Manager”) and amends, restates and replaces in full that certain Dealer Manager Agreement, dated as of September 25, 2024, by and between the Partnership and the Dealer Manager.

The Partnership is conducting a private placement offering (the “Offering”) in accordance with Rule 506(b) of Regulation D and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of the Partnership’s limited partnership units (the “Units”), which may consist of Class S, Class D, Class I Units and/or any other Units described in the Memorandum (as defined below) (each a “Class”).

Under the terms of the Offering, as set forth in the confidential Private Placement Memorandum of the Partnership (including any supplements and amendments thereto, all financial statements, appendices and all other documents which are part thereof, the “Memorandum”), Units will be issued and sold at the offering prices per Unit set forth in the Memorandum. In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the Memorandum (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).

The Partnership is offering three Classes of Units: Class S Units, Class D Units and Class I Units. For the avoidance of doubt, any reference to Class S Units, Class D Units, and/or Class I Units shall include each of the Fund’s Class S Units, Class D Units and/or Class I Units and the Feeder’s Class STE Units, Class STE-ACC Units, Class DTE Units, Class DTE-ACC Units, Class ITE Units and Class ITE-ACC Units. Further, any reference to a “Distribution Class” shall include Class S Units, Class STE Units, Class D Units, Class DTE Units, Class I Units and Class ITE Units; and any reference to an “Accumulation Class” shall include Class STE-ACC Units, Class DTE-ACC Units and Class ITE-ACC Units. The differences between the classes of Units and the eligibility requirements for each Class are described in detail in the Memorandum. The Units are to be offered and sold as described in the Memorandum. Except as otherwise agreed by the Partnership and the Dealer Manager, Units are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers and other financial intermediaries (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Units substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Partnership (each a “Selected Dealer Agreement”), at a purchase price equal to the Partnership’s net asset value (“NAV”) per unit as of the last calendar day of the immediately preceding month applicable to the class of Units being purchased (as calculated in accordance with the procedures described in the Memorandum). For unitholders of Distribution Classes who participate in the Partnership’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to such Distribution Class that each Distribution Class unitholder owns will be automatically reinvested in additional Units of the same Distribution Class (“DRIP Units”). The DRIP Units are to be issued to Distribution Class unitholders of the Partnership at a purchase price equal to the most recent available NAV per Unit for such Units at the time the distribution is payable. For the avoidance of doubt, unitholders of Accumulation Classes generally are not expected to receive distributions; instead income attributable to the Accumulation Classes and other increases in the value of the underlying Class I Units and other assets held by the Feeder in respect of such Accumulation Classes will accrete to the NAV of such Accumulation Classes. U.S. withholding tax obligations attributable to the Accumulation Classes will be deducted from distributions, if any, or reflected as a reduction to the NAV of the Accumulation Classes.

Terms not defined herein shall have the same meaning as in the Memorandum. Now, therefore, the Partnership hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Partnership: The Partnership represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a. It is not necessary in connection with the offer, sale and delivery of the Units to investors in the manner contemplated by this Agreement to register the Units under the Securities Act. The Partnership is conducting this offering of Units as a private placement and will not take any action that (i) causes the offering of the Units to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) causes the offering of Units to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.

b. The Partnership has been duly and validly organized and formed as a limited partnership under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Memorandum, and to offer and sell the Units as contemplated by the Memorandum and this Agreement. The Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Partnership, or the earnings, business affairs or business prospects of the Partnership.

c. The Memorandum, as of its date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provision of this Section 1.c. will not extend to any statements contained in or omitted from the Memorandum that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Partnership specifically for inclusion therein.

d. The Partnership intends to use the funds received from the sale of the Units as set forth in the Memorandum.

e. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association is required in connection with the execution by the Partnership of this Agreement or the issuance and sale by the Partnership of the Units, except such filings as may be required under the Securities Act or Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws, which have been or will be timely filed.

f. Unless otherwise described in the Memorandum, there are no actions, suits or proceedings pending or to the knowledge of the Partnership, threatened against the Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the ability of the Partnership to conduct its business as described in the Memorandum.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under any partnership agreement, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership, in each case, that would reasonably be expected to have a material adverse effect on the ability of the Partnership to conduct its business as described in the Memorandum, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable laws.

h. The Partnership has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable laws.

i. At the time of the issuance of the Units, the Units will have been duly authorized and, when issued and sold as contemplated by the Memorandum and Partnership Agreement, each as may be amended and supplemented, and upon payment therefor as provided by the Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum.

j. The Partnership has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Partnership to the extent that such taxes or assessments have become due, except where the Partnership is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Partnership, or the earnings, business affairs or business prospects of the Partnership.

k. The financial statements of the Partnership included or incorporated by reference in the Memorandum present fairly in all material respects the financial position of the Partnership as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be expressly stated in the related notes thereto).

l. The Partnership is not required to register as an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, in reliance upon an exemption under Section 3(c)(7) of the 1940 Act, and it will exercise reasonable diligence to ensure that it does not lose such exemption or otherwise become required to register as an “investment company” within the meaning of the 1940 Act.

m. Blackstone Infrastructure Advisors L.L.C. (the “Investment Manager”) will use commercially reasonable efforts to ensure that any information regarding the Investment Manager, the General Partner or the Partnership (including information in the Offering Materials (as defined below)) that would be an “advertisement” of the Investment Manager, and that is furnished to the Dealer Manager or any Dealer and required or permitted under this Agreement to be distributed to Dealer Manager, a Dealer or Dealer’s customer in connection with the offering of Units, including, without limitation, the Memorandum and the Authorized Sales Materials (as defined below), is, and at the time such material is provided to Dealer Manager or a Dealer, in compliance with the requirements applicable to “advertisements” under Rule 206(4)-1 under the Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”) (as such term is defined in the Marketing Rule (defined below)). The Partnership acknowledges that the Dealer Manager is not responsible for ensuring that any materials received from the Investment Manager or the Partnership that would be deemed an “advertisement” of the Investment Manager under Rule 206(4)-1 under the Advisers Act (the “Marketing Rule”) (including the Offering Materials) comply with the Marketing Rule provided Dealer Manager has not altered such materials.

n. Any and all printed sales literature or other materials which have been approved in advance in writing by the Investment Manager and the Partnership for use in the Offering (“Authorized Sales Materials”) (the Memorandum and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”) prepared by the Partnership and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Memorandum, not misleading. If at any time any event occurs which is known to the Partnership as a result of which such Authorized Sales Materials when used in conjunction with the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Partnership will notify the Dealer Manager thereof. Notwithstanding anything to the contrary herein: (i) the description in the Offering

Materials of the substantive provisions of the Partnership’s governing document(s) is a summary thereof, does not purport to be complete, and is qualified in its entirety by, and is subject to, the terms and provisions of the Partnership’s governing document(s); and (ii) any forecasted financial, market or industry information contained in the Offering Materials will be based upon reasonable estimates by Blackstone Infrastructure Strategies Associates L.P., as the general partner of the Partnership (the “General Partner”).

2. Covenants of the Partnership. The Partnership covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) this Agreement and (ii) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies, if applicable).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Partnership to qualify the Units for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required, it being understood that the Partnership will not be required to register the Offering under the Securities Act. The Partnership will furnish to the Dealer Manager upon request a copy of such papers filed by the Partnership in connection with any such qualification.

c. If during the Offering any event occurs as a result of which, in the opinion of either the Partnership or the Dealer Manager, the Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Partnership will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Memorandum which will correct such statement or omission.

d. The Partnership agrees to promptly notify the Dealer Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

3. Obligations and Compensation of Dealer Manager.

a. The Partnership hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling the Units as set forth in the Memorandum through Dealers, all of whom shall be (i) members of FINRA and shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each state and/or, to the extent required, the equivalent thereof in any other jurisdiction or (ii) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction to conduct the activity contemplated hereunder. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions set forth in the Memorandum with respect to the Offering and any additional terms or conditions specified in Schedule 1 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Partnership that it is duly registered as a broker-dealer pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in all applicable U.S. states, and is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. Further, if the foregoing representation ceases to be correct at any time during the Dealer Manager’s engagement hereunder, the Dealer Manager shall notify the Investment Manager and the Partnership. With respect to the Dealer Manager’s participation in the distribution of the Units in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Memorandum, the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act, and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Units, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect. For the avoidance of doubt, the Dealer Manager will not take any action that: (i) constitutes a public offering of or for the Units within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Partnership within the meaning of Regulation D promulgated thereunder; (ii) causes the offering of the Units to lose any exemption from registration with the Securities and Exchange Commission (the “SEC”) provided by Section 4(a)(2) of the Securities Act; or (iii) causes the Partnership to lose its exemption under Section 3(c)(7) of the 1940 Act.

b. Promptly after the date of this Agreement, the Dealer Manager and the Dealers shall commence the offering of the Units in the Offering in jurisdictions in which the Units are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Units upon request of the Partnership at any time and will resume offering the Units upon subsequent request of the Partnership.

c. Except as may be provided in the Memorandum, which may be amended and restated from time to time, the Partnership or its affiliates will pay to the Dealer Manager a unitholder servicing fee with respect to sales of Class S and Class D Units (the “Servicing Fee”) and the Dealer Manager may permit Dealers to charge upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”), all as described in Schedule 1 to this Agreement. The Partnership or its affiliates will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to any Dealers who sold the Class S or Class D Units giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Memorandum, at such time as the Dealer who sold the Class S or Class D Units giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Class S or Class D Units or the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Class S and/or Class D Units, as applicable, shall cease in, and Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S and/or Class D Units, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fee with respect to Class I Units. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Units (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

d. The terms of any reallowance of the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Partnership will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the reallowance of the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Partnership, the Partnership or its affiliates may act as agent of the Dealer Manager by making direct payment of Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability. Further, the Partnership and the Dealer Manager are not responsible for any Subscription Fee charged by Dealers, the terms of which shall be set forth in the applicable Selected Dealer Agreement.

e. In addition to the other items of underwriting compensation set forth in this Section 3, the Partnership and/or the Investment Manager, or its affiliates, shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Memorandum, to the extent the Memorandum indicates that they will be paid by the Partnership or the Investment Manager, as applicable.

f. The Dealer Manager represents and warrants to the Partnership and its affiliates that the information in the Memorandum and all other information furnished to the Partnership by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

g. The Dealer Manager and all Dealers will offer and sell the Units at the prices per unit as determined in accordance with the Memorandum.

h. Dealer Manager agrees to promptly notify the Partnership, General Partner and the Investment Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

i. The Dealer Manager may delegate the performance of any obligation under this Agreement to the General Partner, its affiliate or an authorized agent of the Dealer Manager; for the avoidance of doubt, delegation of the performance of any obligation hereunder shall not relieve the Dealer Manager of any obligation under this Agreement.

4. Dealer Manager Representations, Warranties and Covenants Regarding Rule 206(4)-1 under the Investment Advisers Act of 1940.

a. The Dealer Manager represents and warrants to the Partnership that it will not engage or retain, or assign or delegate its rights or obligations hereunder to, any Dealer to assist the Dealer Manager in the offer, sale, marketing or promotion of Units without the prior written approval of the General Partner. Any approved Dealer shall be required to enter into an agreement with the Dealer Manager, which the Dealer Manager shall use commercially reasonable efforts to cause to include representations, warranties and covenants sufficient for the Investment Manager to be able to demonstrate its reasonable belief that, in connection with the services or activities performed by the Dealer under such Selected Dealer Agreement, the Dealer will use its best efforts to ensure that each “endorsement” or “testimonial” (as defined in the Marketing Rule) complies with the requirements of the Marketing Rule. The Dealer Manager will use commercially reasonable efforts to cooperate with the Investment Manager’s requests for information required for purposes of compliance with the Marketing Rule.

b. Dealer Manager agrees to promptly notify the Partnership, General Partner and the Investment Manager in the event that any of the representations and warranties set forth in a Selected Dealer Agreement becomes materially inaccurate, or in the event that any covenant or condition on Dealer’s part to be performed or satisfied has been breached or not satisfied in any material respect.

5. Indemnification.

a. To the extent permitted by the Partnership’s governing documents, and subject to the limitations below, including Section 5.g., the Partnership will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any violation of this Agreement or (ii) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Partnership will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 5.a., the Partnership will not be liable to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Partnership by the Dealer Manager or (y) to the Partnership or the Dealer Manager by or on behalf of any Dealer specifically for use in the Offering Materials, and, further, the Partnership will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 5.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Memorandum (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an indemnified party from whom the person asserting any Losses purchased the Units that are the subject thereof, if a copy of the Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Partnership, but only if a copy of the Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

b. The Dealer Manager will indemnify and hold harmless the Partnership, its officers and directors, each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act (the “Partnership Indemnified Persons”), from and against any Losses to which any of the Partnership Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Partnership or any use of “broker-dealer use only” materials by the Dealer Manager in the offer and sale of the Units or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units in such jurisdiction; (iii) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units; (iv) any material violation of this Agreement; (v) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 (the “USA Patriot Act”); or (vi) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Dealer Manager shall use commercially reasonable efforts to ensure that each Dealer severally will indemnify and hold harmless the Partnership, the Dealer Manager, each of their officers and directors, and each person, if any, who controls the Partnership or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the Offering Materials or omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clause (i) applies, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Partnership or any use of “broker-dealer use only” materials by the Dealer in the offer and sale of the Units or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units; (iii) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units; (iv) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (v) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vi) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer, or by or on behalf of the Partnership, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Partnership or the Dealer Manager, (ii) delivery of any Units and payment therefor, or (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5

g. For the avoidance of doubt, at the sole discretion of the Dealer Manager and solely upon written request from a third party intermediary engaged by the Dealer Manager, the Dealer Manager may agree on behalf of itself and the Partnership, if applicable, to provide the benefits of the indemnity agreements contained in this Section 5 and the representations and warranties set forth in Section 1 herein to certain third party intermediaries, which such agreement shall be evidenced in writing (“Written Confirmation”) and shall be in full force and effect upon such third party intermediary’s receipt of the Written Confirmation.

6. Survival of Provisions.

a. The respective agreements, representations and warranties of the Partnership and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Partnership or any person controlling the Partnership, or (ii) the acceptance of any payment for the Units.

b. The respective agreements of the Partnership and the Dealer Manager set forth in Sections 3.c. through 3.e. and Sections 5 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 7. Venue for any action brought hereunder shall lie exclusively in New York, New York.

8. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Partnership and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1, 4, and 5 hereof, or as otherwise expressly set forth herein.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Partnership.

c. Schedule 1 may be amended from time to time with the written consent of the Partnership and the Dealer Manager.

10. Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Partnership shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of Section 3 at such times as such amounts become payable pursuant to the terms of Section 3, offset by any losses suffered by the Partnership or any officer or director of the Partnership arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5.b. herein, and (b) the Dealer Manager shall promptly deliver to the Partnership all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Partnership to accomplish an orderly transfer of management of the Offering to a party designated by the Partnership.

11. Confirmation. The Partnership hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Units all orders for purchase of Units accepted by the Partnership. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Partnership is advised of such laws in writing by the Dealer Manager.

12. Memorandum and Authorized Sales Materials. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Units except as set forth in the Offering Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Memorandum as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Partnership and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Partnership if such material bears a legend denoting that it is not to be used in connection with the sale of Units in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this section.

13. Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Units only to persons who meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Partnership and will only make offers to persons in the jurisdictions in which it is advised in writing that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”), Regulation D under the Securities Act and Section 3(c)(7) of the 1940 Act. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Class S Units, Class D Units and Class I Units only to those persons who are eligible to purchase such Units as described in the Memorandum and only through those Dealers who are authorized to sell such Units. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Units.

14. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the Memorandum and in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. If the Dealer Manager receives a completed and executed subscription agreement (a “Subscription Agreement”) or check or wire transfer (“instrument of payment”) not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber no later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

15. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Blackstone Securities Partners L.P.
Attn: Evan Clandorf
601 Lexington Avenue, 28th Floor
New York, New York 10022
Email: evan.clandorf@blackstone.com

With a copy to:

Blackstone Infrastructure Strategies L.P.
Blackstone Infrastructure Strategies (TE) L.P.

Attn: Leon Volchyok
345 Park Avenue, 16th Floor
New York, New York 10154
Email: LC-BXINFRA@Blackstone.com

If to the Partnership:	Blackstone Infrastructure Strategies L.P.
Blackstone Infrastructure Strategies (TE) L.P.
Attn: Leon Volchyok
345 Park Avenue, 16th Floor
New York, New York 10154
Email: LC-BXINFRA@Blackstone.com

With a copy to:

Blackstone Securities Partners L.P.
Attn: Evan Clandorf
601 Lexington Avenue, 28th Floor
New York, New York 10022
Email: evan.clandorf@blackstone.com

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

By:	Blackstone Infrastructure Strategies Associates L.P., as its General Partner

By:	BXISA L.L.C., as its General Partner

By:	/s/ Leon Volchyok
Name:	Leon Volchyok
Title:	Senior Managing Director

BLACKSTONE INFRASTRUCTURE STRATEGIES (TE) L.P.

By:	Blackstone Infrastructure Strategies Associates L.P., as its General Partner

By:	BXISA L.L.C., as its General Partner

By:	/s/ Leon Volchyok
Name:	Leon Volchyok
Title:	Senior Managing Director

Accepted and agreed to as of the date first above written:

BLACKSTONE SECURITIES PARTNERS L.P.

By:	/s/ Evan Clandorf
Name:	Evan Clandorf
Title:	Authorized Signatory

Schedule 1

Compensation

I. Servicing Fees

The Partnership or its affiliates will pay to the Dealer Manager a Servicing Fee in the amount of (a) 0.85% per annum of the aggregate NAV for the Class S Units as of the last day of each month and (b) 0.25% per annum of the aggregate NAV for the Class D Units as of the last day of each month, in each case, payable monthly. The Partnership or its affiliates will not pay to the Dealer Manager a Servicing Fee in respect of the purchase of any Class I Units. In calculating the Servicing Fee, the Partnership will use its NAV before giving effect to any accruals for the Servicing Fee, repurchases, if any, for that month and distributions payable on the Units.

II. Subscription Fees

The Dealer Manager is authorized to enter into arrangements that allow the Dealer to charge Subscription Fees, on purchases and sales of Units, to the extent the Memorandum discloses that such fees may be charged for the relevant class of Units. Any Subscription Fee, including upfront placement fees or selling commissions, charged by Dealer in connection with its sale of Units will be charged in a manner consistent with the Memorandum and applicable law and FINRA rules. Purchases and sales of such units may only be executed as purchases or repurchases between the customer and the Partnership and Dealer shall not execute trades of units between customers. For the avoidance of doubt, subscription funds may be transmitted to the Partnership net of any Subscription Fees.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT